UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2025

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A common stock, par value $0.001 per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2025, the stockholders of MicroStrategy Incorporated (the “Company”) approved an amendment (the “2024 Plan Amendment”) to the MicroStrategy Incorporated 2023 Equity Incentive Plan (the “Original Plan” and, such plan, as amended by the 2024 Plan Amendment, the “Amended Plan”) at the Company’s 2025 Special Meeting of Stockholders (the “Special Meeting”). The 2024 Plan Amendment had been previously adopted by the Board of Directors of the Company (the “Board”), subject to stockholder approval, on December 20, 2024. The 2024 Plan Amendment amended the Original Plan to provide that, beginning on December 20, 2024, each non-employee director who is newly appointed to the Board shall automatically receive, upon the date of such director’s initial appointment to the Board, equity awards having an aggregate fair value equal to $2,000,000, one-half of which ($1,000,000) will consist of a non-statutory stock option and one-half of which ($1,000,000) will consist of restricted stock units, with each award vesting annually in equal installments over four years. No other amendments were made to the Original Plan.

A more detailed description of the 2024 Plan Amendment and the Amended Plan is contained on pages 13 to 24 of the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on January 3, 2025, and incorporated herein by reference. A complete copy of the Amended Plan is included as Appendix D to the Proxy Statement and is also incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 22, 2025, the Company filed with the Secretary of State of the State of Delaware an amendment (the “Certificate of Amendment”) to the Company’s Second Restated Certificate of Incorporation to (i) increase the number of authorized shares of Class A common stock (“Class A Common Stock”), par value $0.001 per share, from 330,000,000 to 10,330,000,000; (ii) increase the number of authorized shares of preferred stock (“Preferred Stock”), par value $0.001 per share, from 5,000,000 to 1,005,000,000; and (iii) correspondingly increase the total number of authorized shares of capital stock (which is the sum of the authorized number of Class A Common Stock, Class B common stock, par value $0.001 per share, and Preferred Stock) from 500,000,000 to 11,500,000,000 shares of capital stock. The Certificate of Amendment became effective on January 22, 2025 upon filing with the Secretary of State of Delaware.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 21, 2025, the Company held the Special Meeting. A summary of the matters voted upon by stockholders at the Special Meeting is set forth below:

Proposal 1. The Common Stock Amendment Proposal

The Company’s stockholders approved and adopted an amendment to Article Four of the Second Restated Certificate of Incorporation of MicroStrategy Incorporated to increase the number of authorized shares of Class A Common Stock from 330,000,000 shares to 10,330,000,000 shares (“Proposal 1”). The final voting results for Proposal 1 are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
234,937,922	37,896,858	356,581	—

Proposal 2. The Preferred Stock Amendment Proposal

The Company’s stockholders approved and adopted an amendment to Article Four of the Second Restated Certificate of Incorporation of MicroStrategy Incorporated to increase the number of authorized shares of Preferred Stock from 5,000,000 shares to 1,005,000,000 shares (“Proposal 2”). The final voting results for Proposal 2 are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
234,572,276	38,228,847	390,238	—

Proposal 3. The 2024 Plan Amendment Proposal

The Company’s stockholders approved and adopted an amendment to the MicroStrategy Incorporated 2023 Equity Incentive Plan to provide for automatic equity award grants to new directors upon their appointment to the Board of Directors (“Proposal 3”). The final voting results for Proposal 3 are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
239,311,116	32,991,507	888,738	—

Proposal 4. The Adjournment Proposal

In connection with the Special Meeting, the Company also solicited proxies with respect to a proposal to approve one or more proposals to adjourn the Special Meeting if necessary to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal 1, Proposal 2 and/or Proposal 3 (“Proposal 4”). Proposal 4 was approved by the requisite votes of the Company’s stockholders. However, adjournment of the Special Meeting was deemed unnecessary because there was a quorum present and there was a sufficient number of shares of the Company’s common stock present at the time of the Special Meeting to approve Proposal 1, Proposal 2 and Proposal 3. The final voting results for Proposal 4 are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
235,437,541	36,987,025	766,795	—

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the MicroStrategy Incorporated Second Restated Certificate of Incorporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2025	MicroStrategy Incorporated (Registrant)

	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Executive Vice President & General Counsel